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                                                                   Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
The Loewen Group Inc. and Loewen Group International, Inc.



We consent to incorporation by reference in the registration statements on Forms S-8 (Nos. 333-07033, 333-22551, 333-38551, 333-38553, 33-42892,
33-79604, 33-954953, 33-79602), S-3 (Nos. 333-23747, 333-43519, 333-43463),
and S-4 (No. 333-09523) of The Loewen Group Inc. and the registration statement on Form S-3 (No. 333-23747) of Loewen Group International, Inc. of our reports:

  (i) dated February 27, 1998, except as to Note 22, which is as of March 27, 1998, relating to the consolidated balance sheets of The Loewen Group Inc. as at December 31, 1997 and 1996 and the consolidated statements of operations, retained earnings and changes in financial position of The Loewen Group Inc. for each of the years in the three year period ended December 31, 1997 and related schedule,

  (ii) dated February 27, 1998, except as to Note 22, which is as of March 27, 1998, relating to the consolidated balance sheets of Loewen Group International, Inc. as at December 31, 1997 and 1996 and the consolidated statements of operations and retained earnings (deficit) and changes in financial position of Loewen Group International, Inc. for each of the years in the three year period ended December 31, 1997,

  (iii) dated as of March 20, 1998 relating to the consolidated balance sheets of TLGI Management Corp. as at December 31, 1997 and 1996 and the consolidated statements of operations, retained earnings (deficit) and changes in financial position of TLGI Management Corp. for each of the years in the three year period ended December 31, 1997,

  (iv) dated as of March 23, 1998 relating to the balance sheet of 4103 Investments Ltd. as at December 31, 1997 and the statements of operations and retained earnings and cash flows of 4103 Investments Ltd. for the period from March 24, 1997 and December 31, 1997, and

  (v) dated as of March 24, 1998 relating to the consolidated balance sheets of Neweol Investments Ltd. (as defined in Note 1 thereto) as at December 31, 1997 and 1996 and the consolidated statements of operations and retained earnings and cash flows of Neweol Investments Ltd. for each of the years in the three year period ended
        December 31, 1997,

all of which reports appear in the December 31, 1997 annual report on Form 10-K of The Loewen Group Inc.


/s/ KPMG
Chartered Accountants
Vancouver, Canada

March 27, 1998